                                                                    Exhibit (21)
                                                                    Subsidiaries


Owned By                                   Jurisdiction of
Registrant                                 Incorporation        Percentage
----------                                 ---------------      ----------
All American Medical & Surgical Supply     New York                 95%

DCA Medical Services, Inc. (1)             Florida                  99%

Dialysis Corporation of America            Florida                  67%

Dialysis Medical, Inc. (1)                 Florida                  80%

Dialysis Services of Florida, Inc.-
     Fort Walton Beach (2)                 Florida                79.2%

Dialysis Services of NJ, Inc.-
   Manahawkin(1)                           New Jersey               99%

Dialysis Services of Pennsylvania, Inc.-
   Carlisle(1)                             Pennsylvania             99%

Dialysis Services of Pennsylvania -
      Lemoyne(1)                           Pennsylvania             99%

Dialysis Services of Pennsylvania -
      Wellsboro(1)                         Pennsylvania             99%

Renal Services of Pa., Inc.(1)             Pennsylvania             99%

Techdyne, Inc.                             Florida                62.5%

Techdyne Livingston Limited (3)            Scotland               62.5%

Techdyne (Scotland) Ltd.(3)                Scotland               62.5%


-------------------

(1)   Owned 100% by Dialysis Corporation of America.

(2)   Owned 80% by Dialysis Corporation of America.

(3)   Owned 100% by Techdyne, Inc.